Collegiate Pacific to Acquire Salkeld Sports

DALLAS—(BUSINESS WIRE)—Feb. 18, 2005—Collegiate Pacific (AMEX:BOO)

— To Add 14 Road Sales Professionals; Sales Force Grows to 165

— Largest Independent Team Distributor in Chicago-Land Area

— Accretive to FY06 EPS Assuming Completion

Collegiate Pacific (AMEX:BOO) today announced it has signed a letter of intent to acquire Salkeld and Sons Inc. (Salkeld Sports) of Bourbonnais, Ill. Terms of the transaction were not disclosed. Salkeld is a premiere team sports distributor in the state of Illinois with particular concentration on the Chicago-Land area. The Company employs 14 full-time road sales professionals and has annual sales in excess of $7,000,000. Closing, subject to satisfactory completion of due diligence and audit, is anticipated in about 90 days.

Michael Blumenfeld, CEO, stated, “Salkeld Sports will represent the ideal extension of our sales force into the Chicago-Land area and throughout this region of the country. Al Messier and Dan Salkeld have built a profitable, growing business that we intend to leverage with Collegiate’s marketing expertise and broad line of proprietary equipment. We look forward to the addition of Al and Dan to our seasoned management team. Salkeld is a non-overlapping territorial addition to our Kessler Team Sports presence in the Midwest and will serve as a launching pad for future activities. The seasonality of Salkeld should offer robust contributions in their upcoming July-December selling period.

“The Company continues to review a number of opportunities including co-operative marketing agreements; acquisition of distribution, manufacturing and marketing companies. We aim to apply the $43 million in cash on-hand towards accretive properties that will further enhance Collegiate Pacific’s dominant presence in the institutional sporting goods market. With interest rates increasing, we believe the acquisition pipeline will remain strong. We will continue to be diligent in our efforts to extract the highest values for our shareholders.”

Collegiate Pacific is the nation’s fastest-growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 300,000 prospective and existing customers. The Company distributes approximately 1.5 million catalogs annually and employs approximately 150 professional road salesmen.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

CONTACT: Collegiate Pacific, Dallas

Adam or Michael Blumenfeld, 972-243-8100